AMENDMENT TO THE AMERICAN STORES COMPANY
                     LONG-TERM PERFORMANCE INCENTIVE PLANS

Each American Stores Company Long-Term Performance Incentive Plan currently in effect is hereby amended by adding a new paragraph at the end of the Section entitled `Administration of Plan'' in each such Plan which reads as follows:

`` Upon the occurrence of a Change in Control, as such term is defined in the American Stores Company Employee Severance Policy, each participant in the Plan shall receive a prorated performance award payable in a lump sum within 30 days after the date of such Change in Control (the `Change in Control Award''). For purposes of calculating the Change in Control Award:

     i. `Total Three Year E.P.S. As Percent of Target'on the E.P.S. Award Schedule attached as Exhibit 1 shall be deemed to be equal to (A) if at least one fiscal year in the current performance cycle has completed as of the date of such Change in Control, the quotient (expressed as a percentage) resulting from the division of (I) the total E.P.S. for all fiscal years in the current performance cycle that have been completed as of the date of such Change in Control by (II) the sum of the targeted annual E.P.S. for each such completed fiscal year as reflected in the materials considered by the Board of Directors at the time the Plan was adopted (the `Board Materials''), as thereafter adjusted pursuant to the terms of the Plan; or (B) if no fiscal year in the current performance cycle has completed prior to the date of such Change in Control, 100%; and

     ii. The `Average annual base salary' for each participant shall be deemed to equal the quotient resulting from the division of (I) the total base salary accrued by such participant from the beginning of the current performance cycle through the date of such Change in Control by (II) 3.

Moreover, within 10 days after the occurrence of such Change in Control, the Company shall provide to each participant a written accounting of the basis for the calculations described above (including the targeted annual E.P.S. for completed fiscal years) as reflected in the Board Materials."